Exhibit 15.1

By Email

Guardforce AI Co., Limited

10 Anson Road

#28-01 International Plaza

Singapore 079903

May 1, 2023

Dear Sir or Madam,

RE: CONSENT OF WATSON FARLEY & WILLIAMS (THAILAND) LTD.

We hereby consent to the reference to Watson Farley & Williams (Thailand) Limited under the heading “Item 3. Key Information – D. Risk Factors – Risks Relating to our Corporate Structure” in the annual report on Form 20-F of Guardforce AI Co., Limited for the year ended December 31, 2022 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we are “experts” or otherwise come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Watson Farley & Williams (Thailand) Limited
Watson Farley & Williams (Thailand) Limited